EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on to Form SB-2 (333-110831 and 333-122338) of our report included herein dated March 21, 2005, relating to the consolidated financial statements of Wits Basin Precious Minerals Inc., and subsidiaries, to the incorporation by reference of such report included in the Company’s Form 10-KSB, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Carver Moquist & O’Connor, LLC

Carver Moquist & O’Connor, LLC
April 5, 2005